Exhibit 99.1

ASIA GLOBAL HOLDINGS CORP.
A Nevada corporation

WRITTEN CONSEN TO ACTION
WITHOUT A MEETING
BY THE
BOARD OF DIRECTORS

We, the undersigned, being the sole members of the Board of Directors of Asia Global Holdings Corp., hereby adopt the following recitals and resolutions by their written consent thereto, effective as of August 17, 2006, hereby waiving all notice of and the holding of a meeting of the directors to act upon such resolutions.

RESOLVED, that it has been determined to be in the best interest for the Corporation to create a new series of shares entitled “Series A Convertible Preferred” (“Series A Preferred”) for the purpose of inducing the employment of highly competent individuals, including that of Michael Mak; and

RESOLVED FURTHER, that it has been determined that only Five Hundred Thousand (500,000) Shares of Series A Preferred out of the total authorized shares of the Corporation will be designated as such, pursuant to the Certificate of Designation, attached hereto; and

RESOLVED FURTHER, the Officers of the Corporation are hereby authorized and directed to execute and file all appropriate documents with the Secretary of State of Nevada; and

RESOLVED FURTHER, the Officers of the Corporation are hereby authorized and directed to take any further actions necessary to implement the purpose of the resolutions stated herein above; and

RESOLVED FURTHER, the Secretary of the Corporation is hereby instructed to place a copy of these minutes in the Minute Book of the Corporation.

This consent is executed pursuant to the Revised Corporate Codes of Nevada.

/s/ Michael Mak
Michael Mak, Director

/s/ John Leper
John Leper, Director